UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On November 21, 2013 and November 25, 2013, respectively, the Board of Directors (the “Board”) of CatchMark Timber Trust, Inc. (the “Company”) increased the size of the Board from five to six and then to seven directors, effective as of the closing of the Company’s initial underwritten public offering of shares of Class A common stock (the “Closing”). On those respective dates, the Board elected Douglas D. Rubenstein and then Alan D. Gold to fill the vacancies created by the increase in the size of the Board, effective as of the Closing. Messrs. Rubenstein and Gold will each serve as a director until the Company’s next annual meeting of stockholders and until each of their successors is elected and duly qualified. The Board also determined that Messrs. Rubenstein and Gold each meet the requirements for an independent director as provided in the Company’s Charter and the rules of the New York Stock Exchange. The Board has not yet determined on which committees of the Board Messrs. Rubenstein and Gold will serve. The election of Messrs. Rubenstein and Gold to the Board was not made pursuant to any arrangement or understanding between either of them and any other person.

As of the effective date of their election to the Board of Directors, Messrs. Rubenstein and Gold will participate in the Company’s compensation plans for independent directors, including the Company’s Second Amended and Restated 2005 Independent Directors Compensation Plan, which will be in effect through December 31, 2013 and which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and is incorporated herein by reference, and the Company’s Amended and Restated Independent Director Compensation Plan, which will be effective January 1, 2014 and which was filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-8 filed on October 25, 2013 and is incorporated herein by reference.

Pursuant to the Company’s Second Amended and Restated 2005 Independent Directors Compensation Plan, on the date of the Closing, the Company will grant 1,000 shares of restricted Class A common stock to each of Messrs. Rubenstein and Gold in connection with their initial election to the Board. The shares of such restricted stock will vest in thirds on each of the first three anniversaries of the date of grant; provided, however, that the shares of restricted stock will become fully vested on the earlier occurrence of (i) the termination of Messrs. Rubenstein’s or Gold’s service as a director of the Company due to death, disability or termination without cause or (ii) a change in control of the Company.

Pursuant to the Amended and Restated Independent Director Compensation Plan, each of the Company’s independent directors, including Messrs. Rubenstein and Gold, will receive, on the day following an annual stockholders meeting, a number of restricted shares of Class A common stock having a value of $30,000 on the grant date. The restricted shares will vest in thirds on each of the first three anniversaries of the grant, subject to each independent director’s continued service on the Board on each such date, or on the earlier occurrence of (i) the termination of service as a director of the Company due to death, disability or termination with cause or (ii) a change in control of the Company.

Biographical information for Messrs. Gold and Rubenstein is provided below:

Alan D. Gold, 53, has agreed to serve as one of our independent directors commencing with the Closing. Mr. Gold has served as Chairman of the Board and Chief Executive Officer of BioMed Realty Trust, Inc., or BioMed, a publicly traded REIT focused on acquiring, developing and managing laboratory and office space for the life science industry, since its formation in 2004. Mr. Gold served as President of BioMed from 2004 to December 2008 and as Chairman of the Board, President and Chief Executive Officer of BioMed’s privately-held predecessor, Bernardo Property Advisors, Inc., from 1998 to 2004. Mr. Gold was a co-founder and served as President and a director of Alexandria Real Estate Equities, Inc., a publicly traded REIT specializing in acquiring and managing laboratory properties for lease to the life science industry, from its predecessor’s inception in 1994 until 1998. Mr. Gold served as managing partner of GoldStone Real Estate Finance and Investments, a partnership engaged in the real estate and mortgage business, from 1989 to 1994, as Assistant Vice President of Commercial Real Estate for Northland Financial Company, a full-service commercial property mortgage broker, from 1989 to 1990, and as Commercial Real Estate Investment Officer for John Burnham Company, a regional full-service commercial property mortgage banker, from 1985 to 1989. He served as a director of American Assets Trust, Inc., a publicly traded REIT focused on acquiring, developing and managing retail, office, multifamily and mixed-use properties, from August 2011 to March 2013. Mr. Gold received his Bachelor of Science Degree in Business Administration and his Master of Business Administration from San Diego State University.

Douglas D. Rubenstein, 50, has agreed to serve as one of our independent directors commencing with the Closing. Mr. Rubenstein has served as Senior Vice President and Director of Capital Markets and Business Strategy for Benjamin F. Edwards & Company, Inc., a private, full-service broker-dealer, since June 2012. From 2007 to June 2012, he held various positions in the Real Estate Investment Banking Group of Stifel, Nicolaus & Company, Inc., or Stifel, including Managing Director from 2007 to August 2008, Co-Group Head from August 2008 to December 2008 and Managing Director and Group

Head from January 2009 to June 2012. From 1985 to 2007, he served in a variety of roles in the Capital Markets Division of A.G. Edwards & Sons, Inc., a U.S.-based financial services company that was acquired by Wachovia Corporation (now Wells Fargo & Company) in 2007, and was promoted from Analyst ultimately to Managing Director and Real Estate Group Coordinator. Mr. Rubenstein currently serves as a trustee at Whitfield School and previously served as a board member and Chairman of Life Skills, a non-profit organization, for 16 years. He holds Series 7, 24 and 63 licenses and was formerly a member of the National Association of Real Estate Investment Trusts, or NAREIT. Mr. Rubenstein holds a Bachelor of Arts in Economics from Lake Forest College and a Master of Business Administration from the John M. Olin School of Business at Washington University.

Item 8.01	Other Events.

Election of Chairman of the Board

The Company’s board of directors has elected Willis J. Potts, one of the Company’s independent directors, to serve as Chairman of the Board effective November 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis Senior Vice President and Chief Financial Officer

Date: November 26, 2013